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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 24 of our report dated April 30, 1997 and to all references to our Firm included in or made a part of this Post-Effective Amendment.

                                                       /s/Arthur Andersen LLP
                                                       ARTHUR ANDERSEN LLP


Cincinnati, Ohio
July 17, 1997